UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2018

GAMING AND LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2018, William J. Clifford, Senior Vice President, Chief Financial Officer and Treasurer of Gaming and Leisure Properties, Inc. (the “Company”), and the Company entered into a letter agreement, dated as of April 24, 2018 (the “Agreement”), providing for Mr. Clifford’s retirement from the Company effective on or before August 31, 2018. In connection with his retirement, and to ensure an orderly transition, Mr. Clifford agreed to continue in his current role as Senior Vice President, Chief Financial Officer and Treasurer of the Company until May 4, 2018, at which time he will become a senior advisor to the Company.

Under the Agreement, Mr. Clifford will serve as senior advisor to the Company from May 4, 2018 until August 31, 2018, or such earlier retirement date specified by the Company (the “Continued Employment Period”). During the Continued Employment Period, Mr. Clifford will be entitled to continue to receive his current salary at the rate of $1,166,990 per year and to participate in the employee benefit plans of the Company in which he currently participates (or to receive continuing coverage through COBRA, if Mr. Clifford is no longer eligible to participate in such employee benefit plans). In addition, in lieu of payments or benefits under any Company severance plan and in connection with the cancellation of Mr. Clifford’s outstanding incentive equity awards upon his retirement, Mr. Clifford or his estate will be entitled to the following cash payments: $4,210,400 on September 1, 2018; $4,743,750 on January 2, 2019; $2,529,990 on January 2, 2020; and $1,265,012 on January 4, 2021, subject, in each case, to Mr. Clifford’s continued service through the Continued Employment Period and compliance with the terms of the Agreement. In the Agreement, Mr. Clifford provided the Company with a general release of claims and agreed to be subject to certain restrictive and other covenants contained in the Agreement, including non-competition, non-solicitation, non-disparagement and confidentiality provisions.

Effective May 4, 2018, Steven T. Snyder, Senior Vice President, Corporate Development of the Company, will assume the role of interim Chief Financial Officer of the Company pending completion of the search for a new Chief Financial Officer.

Mr. Snyder, age 57, joined the Company in November 2013 in connection with the spin-off of the Company from Penn National Gaming, Inc. (“Penn”). Prior to the spin-off, he had served as Penn's Senior Vice President of Corporate Development since 2003 and was responsible for identifying and conducting internal and industry analysis of potential acquisitions, partnerships and other opportunities. He joined Penn as Vice President of Corporate Development in May 1998 and held that position until 2001. He left Penn for a brief period between 2001 and 2003, when he rejoined Penn as Senior Vice President of Corporate Development.

The discussion above is qualified in its entirety by reference to the copy of the Agreement, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On April 25, 2018, the Company issued a press release announcing the retirement of Mr. Clifford as Chief Financial Officer and the pending appointment of Mr. Snyder as interim Chief Financial Officer, described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Letter Agreement, dated as of April 24, 2018, by and between William J. Clifford and Gaming and Leisure Properties, Inc.

99.1	Gaming and Leisure Properties, Inc. Press Release, dated April 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2018	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Brandon J. Moore
	Name:	Brandon J. Moore
Se	Title:	Senior Vice President and General Counsel

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